                                                                     EXHIBIT 5.1

                  [LETTERHEAD OF CAIRNCROSS & HEMPELMANN, P.S.]


October 17, 2003

Pacific Biometrics, Inc.
220 West Harrison Street
Seattle, Washington 98119

      Re:   Registration Statement on Form S-8 of Shares of Common Stock
of Pacific Biometrics, Inc.

Ladies and Gentlemen:

      We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), which you are filing with the Securities and Exchange Commission with respect to up to an aggregate of 1,562,235 shares of Common Stock, $0.01 par value, reserved for issuance upon the granting of stock awards or upon the exercise of options that may be granted under the Company's 1996 Stock Incentive Plan (the "1996 Plan").

      We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed relevant and necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

      Based upon and subject to the foregoing, we are of the opinion that the 1,562,235 shares of common stock that are being registered on the Registration Statement and that may be issued pursuant to the 1996 Plan have been duly authorized and that, upon the sale and issuance thereof by the Company in accordance with the terms of the 1996 Plan and the receipt of consideration therefor in accordance with the terms of the 1996 Plan, such shares will be validly issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                    Very truly yours,

                                    /s/  CAIRNCROSS & HEMPELMANN, P.S.